UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2006

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2995 Crain Highway
Waldorf, Maryland	20601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-645-0333

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 6, 2006, Old Line Bank, a wholly owned subsidiary of Old Line Bancshares, Inc., entered into Lease Agreements with Pointer Ridge Office Investment, LLC (“Pointer Ridge) for the lease of space at 1525 Pointer Ridge Place, Bowie, Md. 20716. Old Line Bancshares, Inc. owns 50% of Pointer Ridge. Frank Lucente, one of our directors and a director of Old Line Bank controls 25% of Pointer Ridge and controls the Manager of Pointer Ridge.

Pursuant to the lease, Old Line Bank will lease approximately 2,557 square feet on the 1st floor of the building for a new branch office (referred to below as Premises A), and approximately 5,449 square feet on the 3rd floor of the building (referred to below as Premises B), and 11,053 square feet on the 4th floor of the building (referred to below as Premises C). In July 2006, Old Line Bank plans to move its headquarters office from 2995 Crain Highway, Waldorf, Md. to 1525 Pointer Ridge Place, Bowie, Md. and will use the space on the 3rd and 4th floors as its new headquarters office location. The following outlines the terms of the Lease Agreements:

(a)	Basic Rental	For Premises A: Twenty-nine & 00/100 Dollars ($29.00) per square foot payable in monthly installments of $6,179 subject to annual basic rental escalations.
For Premises B: Twenty-five & 00/100 Dollars ($25.00) per square foot payable in monthly installments of $11,352.
For Premises C: Twenty-five & 00/100 Dollars ($25.00) per square foot payable in monthly installments of $23,027.

(b)	Annual Basic Rental	For Premises A:	$ 74,153
		For Premises B:	$136,224
		For Premises C:	$276,324

(c)	Additional Rent: Operating Expenses
	and Real Estate Taxes	For Premises A: Proportionate share (approximately 6.37%) of the building’s operating expenses and real estate taxes.
For Premises B: Proportionate share (approximately 14.34%) of the building’s operating expenses and real estate taxes.
For Premises C: Proportionate share (approximately 29.09%) of the building’s operating expenses and real estate taxes.

(d)	Annual Basic Rental Escalation	For Premises A, B, & C: Three percent (3%) of the escalated Basic Rental then in effect.

(e)	Lease Term and Commencement Date	For Premises A, B & C: Thirteen (13) years commencing on or about June 6, 2006.

(f)	Renewal Terms	For Premises A, B & C: Old Line Bank has the right to extend the term of the Lease for two (2) additional five year lease terms.

On June 5, 2006, Old Line Bank (“Tenant”) and Ridgely I, LLC (“Landlord”) entered into an Amendment to the Lease they entered into on the 7th day of July, 2004. The Amendment redefined the commencement date of the

Lease to approximately March 31, 2007 and all parties acknowledged that the commencement date is subject to the construction schedule of the addition to an existing shopping center that can vary substantially. If the Landlord has not substantially completed all of the Landlord’s obligations under the Lease Agreement in regard to Section 1.2 of the Lease on or before March 1, 2007, at the latest, the Tenant shall have the right to terminate the Lease Agreement without obligation to the Landlord. The Amendment also stated, if the Landlord has not obtained the building permit for construction of the premises by July 1, 2006, either party may terminate the Lease Agreement. The Amendment also redefined the monthly base rent to Six Thousand, Seven Hundred Seven and 43/100 ($6,707.43) each month or Eighty Thousand Four Hundred Eighty Nine and 16/100 ($80,489.16) annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: June 8, 2006	By:	/s/Christine M. Rush
Christine M. Rush
Chief Financial Officer